FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

                  This First Amendment to Agreement and Plan of Merger (this "Amendment") is entered into as of January 7, 1997 by and among (i) Media General, Inc., a Virginia corporation ("Parent"); (ii) MG Acquisitions, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Sub"); and (iii) Park Acquisitions, Inc., a Delaware corporation (the "Company").

                               W I T N E S E T H :

                  WHEREAS, Parent, Sub and Company are parties to that certain Agreement and Plan of Merger dated as of July 19, 1996 (the "Merger Agreement");

                  WHEREAS, the Closing Date (as defined under the Merger Agreement) will occur after January 1, 1997; and

                  WHEREAS, notwithstanding the actual Closing Date, the parties desire to provide that, for purposes of determining the Total Consideration and all adjustments thereto, the Closing will be effective as of December 31, 1996 and to make certain other amendments to the Merger Agreement;

                  NOW  THEREFORE,   in  consideration  of  the  premises  herein
contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Merger Agreement.

2.   Amendments of the Merger Agreement. As of the Amendment Date (as defined in
     Section 3), the Merger Agreement shall be amended as follows:

          (a) Section 3.1(j)(i) shall be amended to change "60 days" to "90 days".

          (b) Section 3.5 shall be added, to read in its entirety as follows:

                    3.5 Effective  Closing Date.  (a)  Notwithstanding  anything else in this Agreement, if the Closing shall occur on or before January 7, 1997 (the "Cutoff Date"), then for purposes of determining the Total Consideration and all adjustments thereto in accordance with Section 3.1 hereof (but for no other purposes) the Closing Date shall be deemed to occur as of December 31, 1996 (the "Effective Closing Date"), and the Estimated Closing Statement and the Final Closing Statement shall each be prepared as of 11:59 p.m. on the Effective Closing Date; provided that:

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                  (1)  notwithstanding the use of the Effective Closing Date for purposes of determining the Total Consideration and adjustments thereto as provided for herein (i) any costs or expenses of the Company or the Stockholders for which the Company is liable incurred in connection with the transactions contemplated by this Merger Agreement that have not been paid by the actual Closing Date shall be taken into account for purposes of computing the Total Consideration and all adjustments thereto irrespective of the Effective Closing Date or the actual Closing Date; and (ii) those certain proposed payments to employees described on Exhibit A hereto shall be taken into account for purposes of computing the Total Consideration and all adjustments thereto irrespective of the Effective Closing Date or the actual Closing Date;

                  (2) for purposes of computing the Working Capital and/or for purposes of computing Total Consideration, the parties agree as follows, notwithstanding any other provision of the Merger Agreement:

                           (i) no amount resulting from any potential tax deduction in respect of the proposed payments to employees described on Exhibit A shall be taken into account;

                           (ii) the sum of  $2,638,000  shall be used in respect
                  of computing capital expenditures under Section 6.3 of the Merger Agreement to be added to Total Consideration;

                           (iii) no adjustment  to Working  Capital will be made
                  in respect of any potential tax benefit of interest paid in 1996 on certain paid-in-kind notes of the Company or its subsidiaries;

                           (iv) no  adjustment  will be made in  respect  of two
                  adjustments recorded by the Company (or its subsidiaries) on their books and records in respect of a writedown of broadcast film rights ($882,000) or liabilities to Rick Prusator ($147,000);

                           (v) cash  resulting  from the  sale of  certain  real
                  estate described on Exhibit B in the amount of $316,175 shall not be taken into account;

                           (vi) certain automobiles  described on Exhibit C have
                  been sold to the Shareholders for the net book value thereof, pursuant to the adjustment made on the Estimated Closing Statement and no further adjustment (other than as shown on the Estimated Closing Statement) will be made in respect thereof;

                           (vii) no amount  resulting  from the  assumption of a
                  liability ($168,000) in connection with a commercial insert machine at WHOA-TV shall be taken into account; and

                           (viii) for purposes of the  calculation  of the Total
                  Consideration, because the closing of the WHOA Acquisition took place on January 3, 1997, after the December 31 calculation of Working Capital provided for herein, Total Consideration has been decreased by the amount of $1,200,000 paid to the Sellers (as defined in the WHOA Agreement) on January 3, 1997.

                           (ix) a tax  benefit  of  $55,000,  in  respect of the
                  items listed on Exhibit D hereto shall be taken into account in computing Working Capital.

Assuming the accuracy of the financial information provided by the Company, both parties agree not to seek to renegotiate items (2)(i)-(ix) above in connection with the preparation of the Final Closing Statement.

In respect of the $139,000 item shown on the Estimated Closing Statement relating to Rick Prusator, the parties agree that if Parent, in settlement of any claims with Rick Prusator, pays (or permits its subsidiaries to pay) in excess of $139,000, the Shareholders reserve the right to contest any excess payment as not a current liability of the Company.

If the Closing shall not occur on or before the Cutoff Date, the Closing Date shall be the date of the Closing, determined in accordance with Section 1.2 hereof.

                           (b) From and after the Effective Closing Date through
                  and including the Cutoff Date, except with respect to authorization of the proposed payments to employees described on Exhibit A hereto, the Company shall take no actions outside the ordinary course of business, nor any actions in the ordinary course of business not consistent with its past practices, in either case that would cause the calculation of the adjustments specified in Section 3.1 hereof as of the Effective Closing Date to be different than if the calculation of such adjustments had been made on the Closing Date. Without limiting the generality of the foregoing sentence, from and after the Effective Closing Date through and including the Cutoff Date, the Company shall continue to pay all bills that are due and payable in a timely manner.

         (c) Section 8.3 shall be amended by deleting the word "and" after the word "below" in the penultimate line thereof, and replacing it with ";", and by adding the following provision at the end of such Section:

                  ; and (vi) the Company shall have performed in all material respects its agreements contained in Section 3.5 hereof and Parent and Sub shall have received a certificate of the Chief Executive Officer or a Vice President of the Company to that effect.

3. Amendment Date. This Amendment shall become effective as of the date first above written (the "Amendment Date") upon execution by each of Parent, Sub and Company of this Amendment.

4. Ratification. The Merger Agreement, as amended hereby, is hereby ratified, approved and confirmed in all respects.

5. Reference to Merger Agreement. From and after the Amendment Date, each reference in the Merger Agreement to "this Agreement", "hereof", or "hereunder" or words of like import, and all references to the Merger Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Merger Agreement, as amended by this Amendment.

6. Governing Law. This Amendment shall be governed in all respects by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law).

7. Execution in Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute a single agreement.

                  IN WITNESS WHEREOF, Parent, Sub and the Company have caused this First Amendment to Agreement and Plan of Merger to be signed by their respective officers thereunder duly authorized all as of the date first written above.

                               MEDIA GENERAL, INC.



                                By: ______________________________
                                Name:        J. Stewart Bryan III
                                Title:       Chairman and President



                               MG ACQUISITIONS, INC.



                                By: _______________________________
                                Name:        J. Stewart Bryan III
                                Title:       President

                               PARK ACQUISITIONS, INC.



                                By: _________________________________
                                Name:        Gary B. Knapp
                                Title:       Chairman of the Board


                                By: _________________________________
                                Name:        Donald R. Tomlin, Jr.
                                Title:       President




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Exhibit List

Exhibit A                  Employee List

Exhibit B                  Real Estate Sales

Exhibit C                  Automobile List

Exhibit D                  Miscellaneous List